UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2014

Respect Your Universe, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-54885	20-0641026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 North Russell Street Portland, Oregon	97227
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  877-798-8326

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in the Registrant’s Certifying Accountant

(a)	Resignation of Independent Accountant.

On May 30, 2014, the Board of Directors of Respect Your Universe, Inc. (the “Company”) dismissed Deloitte & Touche LLP as its independent registered public accounting firm.  On May 30, 2014, the Board of Directors of the Company engaged Marcum LLP as our independent registered public accounting firm.

Deloitte & Touche LLP’s report on our Company’s financial statements for the fiscal years ended December 31, 2013 and December 31, 2012 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that such report on our Company’s financial statements contained an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern.

During our Company’s fiscal years ended December 31, 2013 and December 31, 2012 and in the subsequent interim period through the date of dismissal, there were no disagreements, resolved or not, with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedures, which disagreement, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement in connection with its report.

During our Company’s fiscal years ended December 31, 2013 and December 31, 2012 and in the subsequent interim period through the date of dismissal, other than material weaknesses in the Company’s internal control over financial reporting, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K. As disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2013 and December 31, 2012, the Company’s management and board of directors identified certain matters that constituted material weaknesses in the Company’s internal controls over financial reporting, and such weaknesses were advised by Deloitte & Touche LLP.

We provided Deloitte & Touche LLP with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this Current Report on Form 8-K, and if not, stating the respects with which it does not agree. A copy of such letter, dated June 2, 2014, is filed as Exhibit 16.1 to this Current report on Form 8-K.

(b)	Engagement of Independent registered public accounting firm.

During our Company’s fiscal years ended December 31, 2013 and December 31, 2012 and in the subsequent interim period through the date of appointment of Marcum LLP on May 30, 2014, we have not consulted with Marcum LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Marcum LLP provided to our Company a written report or oral advice that Marcum LLP concluded was an important factor considered by our Company in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such periods, our company has not consulted with Marcum LLP regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter from Deloitte & Touche LLP regarding change in independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Respect Your Universe, Inc.

Dated:	June 2, 2014

By:	/s/ Jim Nowodworski
Jim Nowodworski
Chief Financial Officer